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                                                                    EXHIBIT 99.1

                         BARRETT RESOURCES CORPORATION
                             PROXY SOLICITED BY THE
                      BARRETT RESOURCES BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY   , 2001

     The undersigned hereby appoints Keith E. Bailey and William G. von Glahn, Esq., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Barrett Resources Corporation, a Delaware corporation, which the undersigned may be entitled to vote at the special meeting of stockholders of Barrett Resources
Corporation scheduled for             , July   , 2001, at the
      Denver Colorado, at 9:00 a.m. Denver time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

             (Continued, and to be dated and signed on other side)
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            YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

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This proxy when properly executed will be voted              Please mark your vote as               [X]
in the manner directed herein by the undersigned             indicated in this example.
stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY
WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND
PLAN OF MERGER LISTED IN PROPOSAL 1.
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PROPOSAL 1:  To approve and adopt the Agreement and Plan of Merger, dated as of
             May 7, 2001, among The Williams Companies, Inc., Resources
             Acquisition Corp., a wholly owned subsidiary of Williams, and
             Barrett Resources Corporation.

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
            [ ]  FOR                        [ ]  AGAINST                    [ ]  ABSTAIN
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DATED: -------------------------------           -----------------------------------------------------

                                                 -----------------------------------------------------
                                                 SIGNATURE(S)
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                                                             Please sign exactly as your name
                                                             appears hereon. If the shares are
                                                             registered in the names of two or
                                                             more persons, each should sign.
                                                             Executors, administrators,
                                                             trustees, guardians and
                                                             attorneys-in-fact should add their
                                                             titles. If signer is a
                                                             corporation, please give full
                                                             corporate name and have a duly
                                                             authorized officer sign, stating
                                                             title. If signer is a partnership,
                                                             please sign in partnership name by
                                                             authorized person.
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PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.